UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 28, 2015

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2015, Authentidate Holding Corp. (the “Company”) received debt financing in the amount of $450,000 from Peachstate Medical Holdings LLC, d/b/a AEON Clinical Laboratories (the “Purchaser”). The Company entered into a note purchase agreement with the Purchaser for the sale and purchase of $450,000 principal amount of promissory notes (the “Notes”) and 1.0 million common stock purchase warrants (the “Warrants”). The closing for the sale of the Note and Warrants also occurred on October 28, 2015. The Company will use the proceeds from the transaction for general business and working capital purposes.

The Notes bear interest at 20% per annum, payable in arrears, and are due upon the earlier of (i) twelve months from the date of issuance or (ii) within 30 days of the closing of a sale of equity or debt securities of the Company, or series of closings, as part of the same transaction, of equity or debt securities within a period of 90 days, in the gross amount of at least $5,000,000 in cash proceeds. The Notes are neither secured by any assets nor convertible into equity securities of the Company. The Notes contain certain events of default that are customary for similar transactions.

The Warrants that were offered and sold pursuant to the Purchase Agreement are exercisable on or after the twelve month anniversary of the date of issuance at an initial exercise price of $0.30 per share. The exercise price for the Warrants is subject to adjustment for certain corporate events, such as stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Warrants will expire 54 months from the initial exercise date.

As previously reported, the Company entered into a non-binding letter of intent with the Purchaser in August 2015 for the acquisition of all of the outstanding membership interests of the Purchaser in exchange for shares of a newly created class of the Company’s Series E preferred stock. The parties continue to negotiate the definitive agreements for the transaction and expect to complete the transaction by the end of the calendar year. The final transaction agreement is subject to material conditions, including, but not limited to, the approval of: (i) the respective boards of directors of the companies, (ii) the shareholders of the company and the members of AEON, (iii) the Nasdaq Stock Market, and (iv) other customary conditions for a transaction of this nature. Accordingly, there can be no assurance that a definitive agreement will be reached by the parties, or that any agreement will result in the completion of the transaction.

The foregoing does not purport to be a complete description of the Purchase Agreement, the Notes, or the Warrants and is qualified in its entirety by reference to the full text of such documents, which the Company intends to file as exhibits to a subsequently filed report pursuant to the Securities Exchange Act of 1934, as amended.

Further, on October 30, 2015, we entered into agreements with the holders of outstanding promissory notes in the aggregate principal amount of $1,450,000 that were due on October 30, 2015 (the “Prior Notes”) in order to further extend the maturity date of the Prior Notes to November 3, 2015. No other terms of the Prior Notes were modified. The holders of the Prior Notes are Lazarus Investment Partners LLLP, which is the beneficial owner of approximately 29% of the Company’s common stock and which holds a Prior Note in the principal amount of $500,000, and an entity controlled by Douglas B. Luce, the brother of J. David Luce, a member of the Board of Directors of the Company, which holds a Prior Note in the principal amount of $950,000. The Company intends to hold further discussions with the holders of the Prior Notes regarding these obligations and, if necessary, may agree to further extensions of their maturity dates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K concerning the issuance of the Warrants in the Private Placement is incorporated by reference into this Item 3.02. The offer and sale of the Warrants (and the issuance of shares of the Company’s common stock upon exercise thereof) have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The securities sold in the Private Placement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor will there be any sales of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

Item 7.01	Regulation FD Disclosure.

The Company is engaged in ongoing discussions and negotiations with not only holders of the Prior Notes, but also holders of other debt instruments in order to seek amendments to the rights of these debt holders, including extensions of repayment periods, lockup and voting agreements. The Company is seeking through these discussions to place the Company on more favorable payment terms and also to link repayment terms with the anticipated completion of the AEON transaction and the expected revenue and income to be generated from the AEON business, assuming it is completed. Further, in the Company’s negotiations with AEON, AEON is requesting that the Company obtain voting agreements and lock up agreements from holders of certain of our securities, including holders of the Prior Notes, which could impact the conversion terms of outstanding debt and other convertible equity securities. Further, in certain circumstances, the Company anticipates that it may be required to alter the terms of certain non-convertible obligations, including granting conversion rights for previously unconvertible instruments, and/or issuing additional warrants, as part of these ongoing discussions.

In accordance with General Instruction B.2 of Form 8-K, this information, including Exhibit 99.1 furnished herewith, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. The information in this Item 7.01 of this Current Report on Form 8-K (including the exhibits hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements in this Current Report on Form 8-K and the exhibit attached hereto are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to future events and financial performance. When used in this report and the exhibit, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Forward-looking statements also include any statements relating to any business combination, or the terms, timing or structure of any such transaction and the impact on the Company of any such transaction. There can be no assurance that any transaction or future events will occur as anticipated, if at all. Additional risks and uncertainties facing the Company are detailed in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the company will be achieved. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/s/ Ian C. Bonnet
	Name:	Ian C. Bonnet
	Title:	Chief Executive Officer

Date: November 2, 2015

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